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                                 EXHIBIT 10.13

                             Employment Agreement
                                    Between
                           The Southern Bank Company
                           And James B. Little, Jr.

                                2001 Amendment
                                --------------

          WHEREAS, The Southern Bank Company (the "Bank") has entered into an Employment Agreement (the "Agreement") and a Supplemental Executive Retirement Agreement (the "SERA") with James B. Little, Jr. (the "Employee"); and

          WHEREAS, the Board of Directors of the Bank (the "Board") and the Employee have determined that it is appropriate to amend the Agreement (i) to redefine the Employee's position with the Bank, (ii) and to provide for a lump sum payment in satisfaction of the benefits to which the Employee is entitled under his SERA.

     NOW, THEREFORE, the Agreement shall be amended as follows, effective immediately.

     1. The first sentence in Section 1 shall be amended by replacing "Chief Executive Officer" with "Investment Officer."

     2. The Second sentence of Section 1 shall be amended by adding the following at the end thereof:

                    provided that the Employee shall not be required to perform services for the Bank and its holding company in excess of 30 hours per week beginning May 1, 2001.

     3. Section 2 of the Agreement shall be amended by replacing the Employee's base salary with "$30,000, beginning May 1, 2001."

     4. Section 4 of the Agreement shall be amended by inserting a new subsection (c) thereunder as follows:

               (c)  Payment of Benefits under the SERA. On or before April 1,
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                    2001 the Bank shall pay the Employee a lump sum payment of
                    $151,004.07, which shall equal the full amount of the benefits to which the Employee is entitled to receive under his Supplemental Executive Retirement Agreement ("SERA") with the Bank. After receiving said sum, the Employee shall have no right to any additional benefits under the SERA, and agrees that the SERA shall thereupon become null, void, and of no further force or effect for the Employee, his beneficiaries, or his successors in interest.


     5. Nothing contained herein shall be held to alter, vary or otherwise affect any of the terms, provisions or conditions of the Agreement other than as stated above.
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     WHEREFORE, on this 15/th/ day of March, 2001, the undersigned hereby approve this 2001 Amendment of the Agreement.

                                         THE SOUTHERN BANK COMPANY

                                         BY______________________________
                                           Its President

                                           ______________________________
                                                     James B. Little, Jr.